Exhibit 3.2.12

AMENDED AND RESTATED BYLAWS

OF

iPARTY CORP.

Date: May 9, 2013

ARTICLE I

Law, Certificate of Incorporation and Bylaws

These Bylaws are subject to the Certificate of Incorporation. In these Bylaws, references to law, to the Certificate of Incorporation and to the Bylaws mean the law, the provisions of the Certificate of Incorporation and the provisions of these Bylaws as from time to time in effect.

ARTICLE II

Stockholders

SECTION 1. Annual Meetings. The annual meeting of Stockholders for the election of Directors and the transaction of any other business that may properly come before the meeting will be held at a place designated by the Board at 10:00 a.m. on the second Tuesday in May of each year, or at any other time and date specified by the Board in the relevant notice of meeting. If the specified date of the annual meeting is a Sunday or a legal holiday at the place in which the meeting is to be held, then the meeting will be held at the same hour on the next business day, or at such other time and date as the Board designates.

SECTION 2. Special Meetings. Special meetings of Stockholders for the transaction of such business as may properly come before the meeting may be called at any time by order of the Board or by signed, written demand delivered to the Corporation’s Secretary by the Stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and will be held at such time and date, within or without the State of Delaware, as may be specified by such order or written demand.

SECTION 3. Place of Meetings. All meetings of Stockholders will be held at the Corporation’s principal executive offices, or at any other place specified in the relevant notice of meeting.

SECTION 4. Notice of Meetings. Except as otherwise required or permitted by applicable law, a written notice of the time, date and place of, and the means of remote communications, if any, for, each annual meeting of Stockholders, and a written notice of the time, date, place and purpose or purposes of, and the means of remote communications, if any, for, each special meeting of Stockholders, must be delivered not less than 10 nor more than 60 calendar days prior to the meeting to each Stockholder entitled to vote thereat or to notice thereof by applicable law, by the Certificate of Incorporation or by these Bylaws. Notice of any special meeting must state in general terms the purpose or purposes for which the meeting is to be held.

Notice of meetings may be delivered personally, by mail, by any form of electronic transmission to which the Stockholder has consented or by any other manner approved by law, by or at the direction of the Corporation’s principal executive officer or the Secretary. Mailed notices will be deemed to be delivered when deposited in the U.S. mail, postage prepaid, directed to the Stockholder at the Stockholder’s address as it appears in the records of the Corporation. Notices given in any other manner will be deemed effective when dispatched to the Stockholder’s address, email address, telephone number or other number appearing in the records of the Corporation.

Notice of any adjourned session of any meeting of Stockholders need not be given if the time, date and place of, and the means of remote communications, if any, for, the adjourned session was announced at the meeting at which the adjournment was taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is set for the adjourned session, then notice of the adjourned session must be given in the same manner as described above for delivering notices of annual or special meetings of Stockholders.

It will be the duty of each Stockholder to notify the Corporation of his, her or its post office address.

SECTION 5. Waiver of Notice of Meetings. Except where expressly prohibited by applicable law or by the Certificate of Incorporation, no notice of the place, date, time and purpose or purposes of any Stockholders’ meeting, or any adjourned session of a Stockholders’ meeting, need be given to a Stockholder if either:

(a) the Stockholder has delivered to the Corporation a written or electronically transmitted waiver of notice, executed at any time either before or after the relevant meeting or adjourned session; or

(b) the Stockholder attends the relevant meeting or adjourned session in person or by proxy without, at the beginning of the relevant meeting or adjourned session, objecting to the transaction of business at that meeting or adjourned session because it is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any Stockholders’ meeting or adjourned session of any Stockholders’ meeting need be specified in any written or electronically transmitted waiver of notice.

SECTION 6. Telephone Meetings. Stockholders may participate in any Stockholders’ meeting by means of a conference telephone or any similar communications equipment that enables all persons participating in the meeting to hear each other during the meeting. Participation by these means will constitute presence in person at a meeting.

SECTION 7. Stockholder Lists. The Officer who has charge of the stock ledger of the Corporation must prepare and make, at least 10 calendar days before each Stockholders’ meeting, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. This list will be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours of the

Corporation at the Corporation’s principal executive offices for a period of at least 10 calendar days before the given Stockholders’ meeting. This list also will be produced at the time and place of the given Stockholders’ meeting during the whole time thereof, and may be inspected by any Stockholder present.

The stock ledger will be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any Stockholders’ meeting.

SECTION 8. Quorum. Except as otherwise provided by law or the Certificate of Incorporation, a quorum for the transaction of business at any Stockholders’ meeting will consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. At all Stockholders’ meetings at which a quorum is present, all matters, except as otherwise provided by law or the Certificate of Incorporation, will be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy. If a quorum is present at an original meeting, then a quorum need not be present at an adjourned session of that meeting. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, will neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing will not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

SECTION 9. Organization. Stockholders’ meetings will be presided over by the Chairman, if any, or if none or in the Chairman’s absence the Vice-Chairman, if any, or if none or in the Vice-Chairman’s absence the Chief Executive Officer, if any, or if none or in the Chief Executive Officer’s absence the President, if any, or if none or in the President’s absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary, or in the Secretary’s absence an assistant secretary, will act as secretary of every meeting, but if neither the Secretary nor an assistant secretary is present, the presiding officer of the meeting will appoint any person present to act as secretary of the meeting.

SECTION 10. Voting; Proxies; Required Vote.

(a) At each Stockholders’ meeting, every Stockholder will be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such Stockholder or by such Stockholder’s duly authorized attorney-in-fact (but no such proxy may be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, will have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Bylaws. At all elections of Directors the voting may, but need not be, by ballot. If a quorum is present at any Stockholders’ meeting as regards a matter, then a plurality of votes properly cast for election of any Director will elect that Director, and a majority of the votes properly cast on any matter other than an election of a Director will decide that matter, except when a greater number of affirmative votes is otherwise required by applicable law, by the Certificate of Incorporation or by these Bylaws.

(b) Any action required or permitted to be taken at any Stockholders’ meeting may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent must be given to those Stockholders who have not consented in writing. If the action which is consented to is such as would have required filing a certificate under any provision of the DGCL if such action had been voted upon by the Stockholders at a meeting thereof, the certificate filed under such provision of the DGCL will state, in lieu of any statement required by such provision concerning a vote of stockholders, that written consent has been given under Section 228 of the DGCL, and that written notice has been given as provided in Section 228 of the DGCL.

SECTION 11. Inspectors. The Board, in advance of any Stockholders’ meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made in advance of the meeting by the Directors or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, must take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, will determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and will receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, will make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

ARTICLE III

Board

SECTION 1. General Powers. The business, property and affairs of the Corporation will be managed by, or under the direction of, the Board.

SECTION 2. Qualification; Number; Term; Remuneration.

(a) Each Director must be at least 18 years of age. A Director need not be a Stockholder, a citizen of the United States or a resident of the State of Delaware. The number of Directors constituting the entire Board will be one or such larger number as may be fixed from time to time by action of the Stockholders or the Board, one of whom may be selected by the Board to be its Chairman. The use of the phrase “entire Board” in these Bylaws refers to the total number of Directors that the Corporation would have if there were no vacancies.

(b) Directors who are elected at an annual meeting of Stockholders, and Directors who are elected in the interim to fill vacancies and newly created directorships, will hold office until the next annual meeting of Stockholders, until their successors are elected and qualified or until their earlier death, resignation, removal or disqualification.

(c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment will preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by applicable law or by the Certificate of Incorporation, a majority of the entire Board will constitute a quorum. A majority of the Directors present, whether or not a quorum is present, may adjourn a meeting to another time and place without notice. The vote of the majority of the Directors present at a meeting at which a quorum is present will be the act of the Board, unless otherwise required by law or the Certificate of Incorporation.

SECTION 4. Places of Meetings. Meetings of the Board may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board, or as may be specified in the notice of meeting.

SECTION 5. Annual Meeting. Following the annual meeting of Stockholders, the newly elected Board will meet for the purpose of the election of Officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of Stockholders at the same place in which such Stockholders’ meeting is held.

SECTION 6. Regular Meetings. Regular meetings of the Board will be held at such times and places as the Board from time to time by resolution determines.

SECTION 7. Special Meetings. Special meetings of the Board will be held whenever called by the Chairman, Chief Executive Officer or President, or by a majority of the Directors then in office.

SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board will be given to each Director (a) by mailing the same to his or her usual or last known business or residence address not later than 48 hours prior to the meeting or (b) by electronically transmitting or telephoning the same to his or her usual e-mail address, fax number or telephone number, as applicable, not later than 24 hours prior to the meeting or (c) by delivering the same personally, not later than 24 hours prior to the meeting.

SECTION 9. Organization. At all meetings of the Board, the Chairman, if any, or if none or in the Chairman’s absence or inability to act, the Chief Executive Officer, if any, or if none or in the Chief Executive Officer’s absence or inability to act, the President, or in the President’s absence or inability to act any Vice-President who is a member of the Board, or in such Vice-President’s absence or inability to act a chairman chosen by the Directors, will preside. The Secretary will act as secretary at all meetings of the Board when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 10. Resignation. Any Director may resign at any time upon written notice to the Corporation, and such resignation will take effect upon receipt thereof by the Chief Executive Officer, President or Secretary, unless otherwise specified in the resignation. Any or all of the Directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

SECTION 11. Vacancies. Unless otherwise provided in these Bylaws, vacancies on the Board, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of Directors or otherwise, may be filled by the affirmative vote of a majority of the remaining Directors, although less than a quorum, or by a sole remaining Director, or at a special meeting of the Stockholders, by the holders of shares entitled to vote for the election of directors.

SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

SECTION 13. Participation in Meetings by Conference Telephone. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by any other means permitted by law. Such participation will constitute presence in person at such meeting.

SECTION 14. Interested Directors and Officers.

(a) No contract or transaction between the Corporation and one or more of the Directors or Officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Directors or Officers are directors or officers or have a financial interest, will be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the Board or committee meeting that authorizes the contract or transaction, or solely because the vote of the relevant Director is counted for that purpose, if:

(1) the material facts as to the Director’s or Officer’s relationship or interest, and as to the contract or transaction, are disclosed or known to the Board or committee, and the Board or committee in good faith authorizes the contract or transaction by affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(2) the material facts as to the Director’s or Officer’s relationship or interest, and as to the contract or transaction, are disclosed or known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by requisite vote of the Stockholders; or

(3) the contract or transaction is fair to the Corporation as of the time that it is authorized, approved or ratified by the Board, a committee or the Stockholders.

(b) Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes a contract or transaction with an interested Director or Officer.

ARTICLE IV

Committees

SECTION 1. Appointment. From time to time the Board by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which will have such powers as are determined and specified by the Board in the resolution of appointment.

SECTION 2. Procedures, Quorum and Manner of Acting. Each committee will fix its own rules of procedure, and will meet where and as provided by such rules or by resolution of the Board. Except as otherwise provided by law, the presence of a majority of the then-appointed members of a committee will constitute a quorum for the transaction of business by that committee, and, in every case in which a quorum is present, the affirmative vote of a majority of the members of the committee present will be the act of the committee. Each committee will keep minutes of its proceedings, and actions taken by a committee will be reported to the Board.

SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4. Term; Termination. In the event any person ceases to be a Director, such person simultaneously therewith will cease to be a member of any committee appointed by the Board.

ARTICLE V

Officers

SECTION 1. Election and Qualifications. The Board will elect the Officers, which will include a President and a Secretary, and may include, by election or appointment, a Chief Executive Officer, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such assistant secretaries, assistant treasurers and other Officers as the Board may from time to time deem proper. Each Officer will have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board, the President or the Chief Executive Officer.

SECTION 2. Term of Office and Remuneration. The term of office of all Officers will be 1 year and until their respective successors have been elected and qualified, but any Officer may be removed from office, either with or without cause, at any time by the Board. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board. The remuneration of all Officers of the Corporation may be fixed by the Board, or in such other manner as the Board provides.

SECTION 3. Resignation; Removal. Any Officer may resign at any time upon written notice to the Corporation, and such resignation will take effect upon receipt thereof by the Chief Executive Officer, President or Secretary, unless otherwise specified in the resignation. Any Officer will be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.

SECTION 4. Vacancies. A vacancy in the office of the President or the Secretary may be filled by the affirmative vote of a majority of the Directors. A vacancy in the office of any other Officer may be filled by any person or body empowered to elect or appoint that Officer. Each such successor will hold office for the unexpired term, and, in the case of the President or the Secretary, until his or her successor is elected and qualified, or, in any case, until his or her earlier death, resignation, removal or disqualification.

SECTION 5. Chairman. The Chairman, if any, will preside at all meetings of the Board, and will have such other powers and duties as may from time to time be assigned by the Board.

SECTION 6. Chief Executive Officer. The Board may designate a Chief Executive Officer. The Chief Executive Officer will have such duties as customarily pertain to that office, including the implementation of the policies of the Corporation as determined by the Board, and will have such other authority as from time to time may be assigned by the Board.

SECTION 7. President. The President will have such duties as customarily pertain to that office, including the general management and supervision of the property, business and affairs of the Corporation, and will have such other authority as from time to time may be assigned by the Board.

SECTION 8. Vice-President. One or more Vice-Presidents may execute and deliver, in the name of the Corporation, contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and will have such other authority as from time to time may be assigned by the Board, the Chief Executive Officer or the President.

SECTION 9. Treasurer. The Treasurer will have such duties as customarily pertain to that office, and will have such other duties as may be assigned by the Board, the Chief Executive Officer or the President.

SECTION 10. Secretary. The Secretary will have such duties as customarily pertain to that office, and will have such other duties as may be assigned by the Board, the Chief Executive Officer or the President.

SECTION 11. Assistant Officers. Any assistant officer of the Corporation will have the powers and duties of the Officer whom the assistant officer assists, and will have such other duties as may be assigned by the Board, the Chief Executive Officer or the President.

ARTICLE VI

Books and Records

SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board or the respective Officers in charge thereof may from time to time determine. The record books containing the names and addresses of all Stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof will be kept by the Secretary as prescribed in these Bylaws and by such Officer or agent as is designated by the Board.

SECTION 2. Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any Stockholders’ meeting or any adjournment thereof, the Board may fix a record date, which record date (i) may not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and (ii) may not be less than 10 nor more than 60 calendar days before the date of the relevant Stockholders’ meeting. If no record date is fixed by the Board, the record date for determining Stockholders entitled to notice of or to vote at a Stockholders’ meeting will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a Stockholders’ meeting will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted by the

Board, and which date may not be more than 10 calendar days after the date upon which the resolution fixing the record date is adopted by the Board. If no such record date has been fixed by the Board, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware by hand or certified or registered mail, return receipt requested, to its principal place of business or to an Officer or an agent of the Corporation having custody of the book in which proceedings of Stockholders’ meeting are recorded. If no record date has been fixed by the Board and prior action by the Board is required by the DGCL, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting will be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date may not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose will be at the close of business on the day on which the Board adopts the resolution relating thereto.

ARTICLE VII

Certificates Representing Stock

SECTION 1. Certificates; Signatures. The shares of capital stock of the Corporation will be represented by certificates; provided, however, that the Board may provide by one or more resolutions that some or all of any or all classes or series of the Corporation’s stock will be uncertificated shares. Any such resolutions will not apply to shares represented by a certificate until that certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, each holder of stock represented by certificates, and, upon request, each holder of uncertificated shares, will be entitled to have a certificate, signed by or in the name of the Corporation, by (a) the Chairman or Vice-Chairman, or the President or a Vice-President and (b) the Treasurer or an assistant treasurer of the Corporation, or the Secretary or an assistant secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. If any Officer, or any transfer agent or registrar of the Corporation, who has signed or whose facsimile signature has been placed upon a certificate has ceased to be an Officer, or a transfer agent or registrar of the Corporation, before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if the signatory were still an Officer, or a transfer agent or registrar of the Corporation, at the issuance date. The name of the holder of record of the shares represented by a certificate, along with the number of such shares and the date of issue, will be entered on the books of the Corporation.

SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, the shares of capital stock of the Corporation will be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation will be entitled to treat the record holder of stock as shown on the Corporation’s books as the owner of that stock for all purposes (including (a) the payment of dividends with respect to that stock, (b) the right to receive notice, and to vote or give any consent, with respect to that stock and (b) the obligation to be liable for such calls and assessments, if any, as may be made with respect to that stock), regardless of any transfer, pledge or other disposition of that stock, until the shares have been properly transferred on the Corporation’s books.

SECTION 3. Fractional Shares. The Corporation may, but will not be required to, issue fractions of shares when necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of shares as of the time when those entitled to receive such fractions are determined, or the Corporation may issue scrip in registered or bearer form over the manual or facsimile signature of an Officer or of an agent of the Corporation, exchangeable as therein provided for full shares, but such scrip will not entitle the holder to any rights of a Stockholder except as therein provided.

The Board will have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by the Corporation that is alleged to have been lost, stolen or destroyed, and the Board may require the owner of any lost, stolen or destroyed certificate, or his, her or its legal representative, to provide the Corporation with a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any certificate, or the issuance of any new certificate.

ARTICLE VIII

Dividends

Subject to the provisions of law and the Certificate of Incorporation, the Board may declare dividends upon the Corporation’s capital stock at any regular or special Board meeting out of any funds legally available for that purpose, as and when the Board deems expedient in its sole discretion.

ARTICLE IX

Ratification

Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of Director, Officer or Stockholder, non-disclosure, miscomputation or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board or by the Stockholders, and, if so ratified, will have the same force and effect as if the questioned transaction originally had been duly authorized. Such ratification will be binding upon the Corporation and its Stockholders, and will constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE X

Fiscal Year

The fiscal year of the Corporation will be fixed, and will be subject to change, by the Board. Unless otherwise fixed by the Board, the fiscal year of the Corporation will end on the last day of December.

ARTICLE XI

Corporate Seal

Subject to alteration by the Board, the seal of the Corporation will consist of a flat-faced circular die with the word “Delaware” and the name of the Corporation cut or engraved thereon, together with such other words, dates or images as may be approved from time to time by the Board.

ARTICLE XII

Waiver of Notice

Whenever notice is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, will be deemed equivalent to notice.

ARTICLE XIII

Bank Accounts, Drafts, Contracts, Etc.

SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board, either the primary financial officer or any person designated by the primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he or she may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the primary financial officer.

SECTION 2. Contracts. The Board may authorize any person or persons, in the name and on behalf of, the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the Chief Executive Officer, the President and any other person designated by any of them will have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the Chief Executive Officer, the President and any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise, in the name and on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board, from time to time, may confer like powers upon any other person.

SECTION 4. Financial Reports. The Board may appoint the primary financial officer or other fiscal officer and/or the Secretary or any other Officer to cause to be prepared and furnished to Stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIV

Amendments

These Bylaws may be adopted, amended or repealed by vote of a majority of the Directors, or by vote of a majority of the voting power of the stock outstanding and entitled to vote. Any provision of these Bylaws, whether adopted, amended or repealed by the Stockholders or the Directors, may be amended or reinstated by the Stockholders or the Directors.

ARTICLE XV

Definitions

Capitalized terms used and not otherwise defined in these Bylaws have the respective meanings provided to them below:

“Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

“Chief Executive Officer” means the chief executive officer of the Corporation, at the time in office.

“Board” means the board of directors of the Corporation.

“Bylaws” means these Amended and Restated Bylaws of the Corporation, as amended and in effect from time to time.

“Chairman” means the chairman of the Board, at the time in office.

“Corporation” means IParty Corp.

“DGCL” means the General Corporation Law of the State of Delaware, as in effect from time to time.

“Director(s)” means one or more directors of the Board.

“Officer(s)” means one or more officers of the Corporation, at the time in office.

“President” means the president of the Corporation, at the time in office.

“Secretary” means the secretary of the Corporation, at the time in office.

“Stockholder(s)” means one or more holders of the Corporation’s then issued and outstanding capital stock.

“Treasurer” means the treasurer of the Corporation, at the time in office.

“Vice-Chairman” means the vice-chairman of the Board, at the time in office.

“Vice-President(s)” means one or more vice-presidents of the Corporation, at the time in office.